Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL Thursday, May 5, 2011 Contact: Lance Berry (901) 867-4607
Wright Medical Group, Inc. Reports Results for First
Quarter Ended March 31, 2011
Operating margin expansion drives 14% adjusted EPS growth
Company upwardly revises 2011 adjusted EPS guidance
Company provides update on status of investigation
ARLINGTON, TN — May 5, 2011 — Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its first quarter ended March 31, 2011.
Net sales totaled $135.4 million during the first quarter ended March 31, 2011, a 3% increase over net sales of $131.2 million during the first quarter of 2010. Excluding the impact of foreign currency, net sales increased 2% in the first quarter of 2011, as compared to the same period last year.
Net income for the first quarter of 2011 totaled $3.6 million, or $0.09 per diluted share, compared to net loss of $0.5 million, or ($0.01) per diluted share, in the first quarter of 2010.
Net income for the first quarter of 2011 included the after-tax effects of approximately $2.9 million of non-cash stock-based compensation expense, $2.2 million of expenses associated with the Company’s deferred prosecution agreement (DPA), and $4.1 million of deferred financing and transaction costs associated with the previously announced tender offer for the Company’s Convertible Notes. Net loss for the first quarter of 2010 included the after-tax effects of approximately $8.1 million of expenses related to U.S. governmental inquiries, $3.0 million of non-cash stock-based compensation expense, and $544,000 of restructuring charges.
The Company’s first quarter net income, as adjusted, increased 11% to $9.4 million in 2011 from $8.5 million in 2010, while diluted earnings per share, as adjusted, increased 14% to $0.24 in the first quarter of 2011 from $0.21 in the first quarter of 2010. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
David D. Stevens, Interim Chief Executive Officer commented, “We are pleased with our solid first quarter financial performance, which included constant currency sales growth, operating margin expansion and excellent free cash flow.”
Mr. Stevens continued, “Also in the first quarter we successfully completed a tender offer for our Convertible Notes allowing us to extend the maturity of our debt, increase our total debt capacity, and increase the flexibility of our capital structure. Further, we continued to execute on our new product introduction plan as we launched both the PRO-TOE™ VO Hammertoe system and the EVOLVE(R) Elbow Plating System (EPS).”

Outlook
The Company is reiterating its previously-communicated 2011 net sales outlook of $517 million to $535 million, representing growth of 0% to 3%. This range includes the previously announced license agreement with KCI that is expected to have a negative impact on the Company’s 2011 revenue growth rate of approximately 1% to 2%. Excluding this negative impact, Wright Medical expects to achieve annualized revenue growth of approximately 1% to 5%. The Company is upwardly revising its 2011 as-adjusted earnings per share outlook to a target range for the full year 2011 of $0.89 to $0.97 per diluted share, from $0.88 to $0.95 per diluted share, which was previously communicated on February 10, 2011. The Company’s current outlook for adjusted earnings per share represents annualized growth expectations of -1% to 8%
The Company’s earnings target excludes the transaction costs and non-cash deferred financing fees associated with the Convertible Notes tendered, possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, and costs associated with the Company’s DPA (including the associated independent monitor).
While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, the Company currently estimates that the after-tax impact of those expenses will be approximately $0.19 per diluted share for the full year 2011. Therefore, the Company anticipates full year 2011 as-adjusted earnings per share including stock-based compensation to be in the range of $0.70 to $0.78 per diluted share, which represents annualized growth expectations of 0% to 11%.
The Company’s anticipated ranges for net sales, adjusted earnings per share, and non-cash stock-based compensation charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Update on Status of Investigation
The Company also announced today that it received a letter from the United States Attorney’s Office for the District of New Jersey (USAO) pursuant to Paragraph 50 of the Deferred Prosecution Agreement (DPA) stating that the USAO believes that the Company has knowingly and willfully breached material provisions of the DPA. As required by the terms of the DPA, the letter provides the Company an opportunity to make a presentation within three weeks of receipt of the letter. The Company intends to make a presentation in response to the letter. The Company’s presentation could address whether any breach has occurred, whether any breach was knowing or willful, materiality, and whether any breach has been cured. Pursuant to the DPA, the Company expects that the USAO will not take any further action until consideration of the Company’s presentation.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-788-0538 (domestic) or 85 7-350-1676 (international). The participant passcode for the call is “Wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate — Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until May 12, 2011. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 52022847. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate — Investor Information — Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate — Investor Information — Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as costs related to the U.S. governmental inquiries and the DPA, restructuring charges, transaction costs and non-cash deferred financing fees associated

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with the Convertible Notes tendered and non-cash stock-based expense, all of which may be highly variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements regarding potential actions by the USAO, independent monitor, OIG and other agencies or their potential impact, and statements about financial results for the quarter ended March 31, 2011. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as anticipate, believe, could, estimate, expect, intend, may, plan, predict, project, will, and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. You should not place undue reliance on forward looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date. Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010, under the heading “Risk Factors” and elsewhere), and the impact of our settlement of the federal investigation into our consulting arrangements with orthopaedic surgeons relating to our hip and knee products in the United States, including our compliance with the Deferred Prosecution Agreement through September 2011 (which could, by its terms, be extended for a further six months) and the Corporate Integrity Agreement through September 2015. Our failure to comply with the Deferred Prosecution Agreement or the Corporate Integrity Agreement could expose us to significant liability including, but not limited to, extension of the term of the DPA by up to 6 months, exclusion from federal healthcare program participation, including Medicaid and Medicare, which would have a material adverse effect on our financial condition, results of operations and cash flows, potential prosecution, including under the previously-filed criminal complaint, civil and criminal fines or penalties, and additional litigation cost and expense.
Additional risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include demand for and market acceptance of our new and existing products; future actions of governmental authorities and other third parties; tax measures; business development and growth opportunities; product quality or patient safety issues; products liability claims; enforcement of our intellectual property rights; the geographic and product mix impact on our sales; retention of sales representatives and independent distributors; inventory reductions or fluctuations in buying patterns by wholesalers or distributors; ability to realize the anticipated benefits of restructuring initiatives; and impact of the commercial and credit environment on us and our customers and suppliers.
Wright Medical Group, Inc. is a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market. The Company specializes in the design, manufacture and marketing of devices and biologic products for extremity, hip and knee repair and reconstruction. The Company has been in business for more than 60 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net sales	$135,386	$131,244
Cost of sales	38,768	40,141

Gross profit	96,618	91,103

Operating expenses:
Selling, general and administrative	74,825	76,438
Research and development	9,207	9,835
Amortization of intangible assets	690	649
Restructuring charges	—	544

Total operating expenses	84,722	87,466
Operating income	11,896	3,637

Interest expense, net	1,835	1,508
Other expense, net	4,459	132

Income before income taxes	5,602	1,997
Provision for income taxes	2,010	2,522

Net income (loss)	$3,592	$(525)

Net income (loss) per share, basic	$0.09	$(0.01)

Net income (loss) per share, diluted	$0.09	$(0.01)

Weighted-average number of common shares outstanding, basic	38,033	37,540

Weighted-average number of common shares outstanding, diluted	38,327	37,540

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended
	March 31,	March 31,	%
	2011	2010	change
Geographic
Domestic	$77,942	$77,725	0.3%
International	57,444	53,519	7.3%

Total net sales	$135,386	$131,244	3.2%

Product Line
Hip products	$45,897	$46,285	(0.8%)
Knee products	32,833	32,418	1.3%
Extremity products	34,273	30,104	13.8%
Biologics products	19,307	19,792	(2.5%)
Other	3,076	2,645	16.3%

Total net sales	$135,386	$131,244	3.2%

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Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	First Quarter 2011 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	(15%)	5%	9%	(3%)	(1%)
Knees	0%	0%	2%	0%	1%
Extremities	12%	18%	21%	13%	14%
Biologics	(2%)	(5%)	(3%)	(3%)	(2%)
Total	0%	4%	7%	2%	3%

	Sales as a % of Total Sales
	Three months ended March 31, 2011
	Domestic	International	Total
Hips	12%	22%	34%
Knees	13%	11%	24%
Extremities	20%	5%	25%
Biologics	12%	3%	14%
Total	58%	42%	100%
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended
	March 31, 2011
	International	Total
	Net Sales	Net Sales
Net sales, as reported	$57,444	$135,386

Currency impact as compared to prior period	(1,742)	(1,742)

Net sales, excluding the impact of foreign currency	$55,702	$133,644

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Operating Income

Operating income, as reported	$11,896	$3,637

Reconciling items impacting Gross Profit:
Non-cash, stock-based compensation	347	340

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,068	2,267
U.S. governmental inquiries/DPA related	2,182	8,071

Total	4,250	10,338

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	445	398

Other Reconciling Items:
Restructuring charges	—	544

Operating income, as adjusted	$16,938	$15,257

Operating income, as adjusted, as a percentage of net sales	12.5%	11.6%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net Income
Income before income taxes, as reported	$5,602	$1,997
U.S. governmental inquiries/DPA related	2,182	8,071
Non-cash, stock-based compensation	2,860	3,005
Restructuring charges	—	544
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	4,099	—

Income before income taxes, as adjusted	14,743	13,617

Provision for income taxes, as reported	2,010	2,522
U.S. governmental inquiries/DPA related	852	1,580
Non-cash, stock-based compensation	847	836
Restructuring charges	—	211
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	1,599	—

Provision for income taxes, as adjusted	5,308	5,149

Effective tax rate, as adjusted	36.0%	37.8%

Net income, as adjusted	$9,435	$8,468

	Three Months Ended		Three Months Ended
	March 31, 2011		March 31, 2010
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net income (loss)	$3,592	$9,435	$(525)	$8,468
Interest expense on convertible notes	N/A	787	N/A	935

Diluted net income (loss)	$3,592	$10,222	$(525)	$9,403

Basic shares	38,033	38,033	37,540	37,540
Dilutive effect of stock options and restricted shares	294	294	N/A	283
Dilutive effect of convertible notes	N/A	4,962	N/A	6,126

Diluted shares	38,327	43,289	37,540	43,949

Net income (loss) per share, diluted	$0.09	$0.24	$(0.01)	$0.21

	Three Months Ended
	March 31,	March 31,
	2011	2010
Net Income per Diluted Share
Net income (loss), as reported, per diluted share	$0.09	$(0.01)
Interest expense on convertible notes	0.02	0.02
Dilutive effect of convertible notes	(0.01)	0.00
U.S. governmental inquiries/DPA related	0.03	0.15
Non-cash, stock-based compensation	0.05	0.05
Restructuring charges	—	0.01
Deferred financing fees and transaction costs associated with Convertible Notes Tender Offer	0.06	—

Net income, as adjusted, per diluted share	$0.24	$0.21

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	March 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$154,839	$153,261
Marketable securities	14,840	19,152
Accounts receivable, net	107,622	105,336
Inventories	171,738	166,339
Prepaid expenses and other current assets	57,110	53,502

Total current assets	506,149	497,590

Property, plant and equipment, net	161,430	158,247
Goodwill and intangible assets, net	70,460	70,673
Marketable securities	10,071	17,193
Other assets	11,707	11,536

Total assets	$759,817	$755,239

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$22,081	$15,862
Accrued expenses and other current liabilities	58,760	54,409
Current portion of long-term obligations	8,617	1,033

Total current liabilities	89,458	71,304

Long-term obligations	173,269	201,766
Other liabilities	17,157	11,197

Total liabilities	279,884	284,267

Stockholders’ equity	479,933	470,972

Total liabilities and stockholders’ equity	$759,817	$755,239

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